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                         FBL VARIABLE INSURANCE SERIES FUND
                           DECLARATION OF TRUST AMENDMENT


     AMENDMENT, dated as of August 21, 1990, to the Declaration of Trust. (the "Declaration of Trust") of FBL Variable Insurance Series Fund (the "Trust"), dated November 3, 1986 and amended April 1, 1987.

     WHEREAS, the Trust was established by Declaration of Trust on November 3, 1986 under the laws of the Commonwealth of Massachusetts; and

     WHEREAS, the Declaration of Trust was executed by the three Trustees named in the Declaration of Trust who, at the first meeting of the Board of Trustees held on March 3, 1987, fixed the number of Trustees to constitute the initial Board of Trustees at eight, and, to fill the five vacancies created thereby, appointed five additional individuals to serve as Trustees, and the Trustees later fixed the number of Trustees at nine pursuant to Section 6 of the Trust, and, to fill the vacancy created thereby, appointed an additional individual to serve as Trustee; and

     WHEREAS, the Declaration of Trust as amended April 1, 1987 provides for the establishment of six series of shares, to wit: the Money Market Portfolio, Growth Common Stock Portfolio, Aggressive Common Stock Portfolio, High Quality Bond Portfolio, High Yield Bond Portfolio and Managed Portfolio; and

     WHEREAS, pursuant to a resolution adopted August 21, 1990, the Trustees of the Trust desire to create and designate a new series of shares;

     NOW, THEREFORE, pursuant to Section 6 of Article III of the Declaration of Trust, the Trustees of the Trust hereby amend the Declaration of Trust as set forth below:

     1. Pursuant to Section 6 of Article III of the Declaration of Trust, the Trustees of the Trust hereby establish a new series of the Trust to be designated the Blue Chip Portfolio, in addition to the existing six series of the Trust. As provided in Section 7 of said Article III, shares of the Blue Chip series shall be preferred over shares of all other series in respect of the assets of that series.

     2. The Trustees of the Trust hereby reaffirm the Declaration of Trust, as amended, in all respects.

     3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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     IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument as of the date and year first above written.




/s/ Merlin D. Plagge
------------------------------
Merlin D Plagge, as Trustee
and not individually


/s/ Eugene R. Maahs                          /s/ Erwin H. Johnson
------------------------------               ------------------------------
Eugene R. Maahs, as Trustee                  Erwin H. Johnson, as Trustee
and not individually,                        and not individually


/s/ Stephen M. Morain                        /s/ Ann Jorgensen
------------------------------               ------------------------------
Stephen M. Morain, as Trustee                Ann Jorgensen, as Trustee
and not individually                         and not individually


/s/ Donald G. Bartling                       /s/ Dale W. Nelson
------------------------------               ------------------------------
Donald G. Bartling, as Trustee               Dale W. Nelson, as Trustee
and not individually                         and not individually


/s/ John R. Graham                           /s/ Curtis C. Pietz
------------------------------               ------------------------------
John R. Graham, as Trustee                   Curtis C. Pietz, as Trustee
and not individually                         and not individually .


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State of  IOWA )
               )    ss:
County of POLK )

     On this 21st day of August, 1990, before me, the undersigned, a Notary Public in and for the State of Iowa personally appeared Merlin D. Plagge, to me known to be one of the persons who executed the foregoing instrument, and he acknowledged that he executed the same as his voluntary act and deed.


                                                  /s/ Sue A. Roxberg
                                                  ------------------------------
                                                            Notary Public


[Seal]


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